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                                                           Exhibit 99.B(d)(1)(i)

                     FIRST AMENDMENT TO MANAGEMENT AGREEMENT

                          ING VARIABLE INSURANCE TRUST

     This First Amendment, effective as of September 2, 2004, amends the Restated Management Agreement (the "Agreement") dated May 9, 2001 between ING variable Insurance Trust (the "Trust"), a Delaware business trust and ING Investments, LLC, an Arizona limited liability company (the "Investment Manager"), with regards to ING GET U.S. Core Portfolio -- Series 1, ING GET U.S. Core Portfolio -- Series 2, ING GET U.S. Core Portfolio -- Series 3, ING GET U.S. Core Portfolio -- Series 4, ING GET U.S. Core Portfolio -- Series 5, ING GET U.S. Core Portfolio -- Series 6, ING GET U.S. Core Portfolio -- Series 7, ING GET U.S. Core Portfolio -- Series 8, ING GET U.S. Core Portfolio -- Series 9, ING GET U.S. Opportunity Portfolio -- Series 1, ING GET U.S. Opportunity Portfolio - Series 2 and ING VP Worldwide Growth Portfolio, each a Series of the Trust, and any future Series of the Trust that may become party to the Agreement.

                               W I T N E S S E T H

     WHEREAS, the parties desire to amend the Agreement and agree that the amendment will be effective as of September 2, 2004.

     NOW, THEREFORE, the parties agree as follows:

     1. Section 6(d) of the Agreement is hereby amended by inserting the words "Board approved" in front of "fees and other expenses incurred by the Trust in connection with membership in investment company organizations."

     2. In all other respects, the Agreement is hereby confirmed and remains in full force and effect.

     IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed as of the day and year first above written.

                                  ING VARIABLE INSURANCE TRUST


                                  By:  /s/ Robert S. Naka
                                       ------------------
                                       Robert S. Naka
                                       Senior Vice President


                                  ING INVESTMENTS, LLC


                                  By:  /s/ Michael J. Roland
                                       ---------------------
                                       Michael J. Roland
                                       Executive Vice President
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